Exhibit 99.1

enGene to Host Conference Call to Provide Update on Pivotal Cohort of LEGEND Trial

BOSTON & MONTREAL, November 10, 2025 – enGene Holdings Inc. (Nasdaq: ENGN or “enGene” or the “Company”), a clinical-stage, non-viral genetic medicines company, today announced that it will host a conference call and webcast tomorrow, November 11, 2025, at 8:00 a.m. ET to discuss new preliminary data from its pivotal cohort in the ongoing LEGEND trial of its novel, non-viral gene therapy candidate, detalimogene voraplasmid (also known as detalimogene, and previously EG-70) for patients with high-risk, Bacillus Calmette-Guérin (BCG)-unresponsive non-muscle invasive bladder cancer with carcinoma in situ.

The live call can be accessed by registering as a participant here. Upon registration, participants will receive conference dial-in information. A link to the live webcast of the call is available here and is also accessible on the Events and Presentations page of the Company’s Investor website: https://engene.com/presentations/. A slide deck to accompany the call will be posted to the Events and Presentations page approximately 30 minutes prior to the start of the conference call. A replay of the webcast will be available on the Company’s website for one year.

About enGene

enGene is a clinical-stage biotechnology company mainstreaming genetic medicines through the delivery of therapeutics to mucosal tissues and other organs, with the goal of creating new ways to address diseases with high clinical needs. enGene’s lead program is detalimogene voraplasmid (also known as detalimogene, and previously EG-70) for patients with Non-Muscle Invasive Bladder Cancer (NMIBC), a disease with a high clinical burden. Detalimogene is being evaluated in the ongoing multi-cohort LEGEND Phase 2 trial, which includes a pivotal cohort studying detalimogene in high-risk, Bacillus Calmette-Guérin (BCG)-unresponsive patients with carcinoma in situ (CIS) with or without concomitant papillary disease. Detalimogene was developed using enGene’s proprietary Dually Derivatized Oligochitosan (DDX) platform, which enables penetration of mucosal tissues and delivery of a wide range of sizes and types of cargo, including DNA and various forms of RNA.

To learn more, please visit enGene.com and follow us on LinkedIn, X and BlueSky.

Contact

For media contact:

media@engene.com

For investor contact:

investors@engene.com